Exhibit 10.2
PARENT GUARANTEE
PARENT GUARANTEE, dated as of June 7, 2024 (this “Agreement”), made by Applied Digital Corporation, a Nevada corporation (the “Parent Guarantor”), in favor of CIM APLD Lender Holdings, LLC, in its capacity as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, APLD Holdings 2, LLC, a Delaware limited liability company (the “Company”), has executed and delivered to CIM APLD Lender Holdings, LLC (together with any permitted assignee or transferee of the Note, the “Lender”) a promissory note, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”);
WHEREAS, pursuant to the Note, the Company has agreed to incur certain obligations, including the promise to pay to the Lender the amounts set forth therein with respect to, amongst other things, certain extensions of credit made available or to be made available by the Lender to the Company;
WHEREAS, as an inducement to the Lender making such extensions of credit available to the Company, the Parent Guarantor has executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;
WHEREAS, the Parent Guarantor, the Company and the other Credit Parties are engaged in related businesses, and the Parent Guarantor will derive substantial direct and indirect benefit from the extensions of credit described in the preceding WHEREAS clauses; and
WHEREAS, the Parent Guarantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, the Parent Guarantor;
NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Collateral Agent, the Lender to make and maintain the extensions of credit described in the preceding WHEREAS clauses, the Parent Guarantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
SECTION 1.Definitions.
(a)Reference is hereby made to the Note for a statement of the terms thereof. All capitalized terms used in this Agreement and the preamble and recitals hereto which are not otherwise defined herein shall have the meanings specified in the Note.
(b)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The use of the words “repay” and “prepay” and the words “repayment” and “prepayment” herein shall each have identical meanings hereunder. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Note Documents), (b) except as otherwise provided herein, any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any person shall be construed to include such person’s successors and assigns (subject to the restrictions contained in the Note Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”, (f) unless otherwise specified, any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Note, (g) any reference to amounts “deposited” into or “on deposit” in any account shall be construed to include any cash equivalents or other amounts credited to such account, (h) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (j) all references to currencies and to amounts payable, requested or funded hereunder and under the other Note Documents shall be to United States dollars. The use of the phrase “subject to” as used in connection with Excepted Liens or otherwise and the permitted existence of any Excepted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the Collateral Agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of the Collateral Agent and the other Secured Parties. No provision of this Note or any other Note Document shall be interpreted or construed against any person because such person or its legal representative drafted such provision.
(c)As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:
“Collateral” has the collective meaning assigned thereto in the Sponsor Security Agreement.
“Collateral Agent” has the meaning specified therefor in the Preamble hereto.
“Loans” has the meaning specified therefor in the Preamble hereto.
“Note” has the meaning specified therefor in the Preamble hereto.
“Parent Guarantor” has the meaning specified therefor in the Preamble hereto.
“Parent Guarantor Obligations” means, with respect to the Parent Guarantor, all obligations and liabilities of the Parent Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) and any other Note Document to which it is a party, whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Lender that are required to be paid by the Parent Guarantor pursuant to the terms of this Agreement).

“Payment in Full” means (a) the commitments by the Lenders to extend credit under the Note (including the Additional Note Commitments) have expired or been terminated, (b) the principal of each Loan (including amounts sufficient to achieve the Base Return) and premium (if any) on and interest on each Loan and all fees payable under the Note Documents and all other amounts then due and payable under the Note Documents shall have been paid in full in cash (other than contingent indemnification obligations for which notice of a potential claim has not been given) and (c) all other Secured Obligations (other than contingent indemnification obligations for which notice of a potential claim has not been given) shall have been paid in full in cash.
“Primary Obligations” means, with respect to the Company or any other Note Party, the collective reference to any and all amounts owing or to be owing by such Person to the Collateral Agent or the Lender or other Secured Party under any Note Document (including any Secured Obligations (as defined in the Note and including obligations in respect of the Base Return)) and all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Person, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).
“Restricted Payment” means (a) the payment of any dividend or making of any other payment or distribution (whether in cash, securities or other property) on account of the Parent Guarantor’s Equity Interests or to the direct or indirect holders of the Parent Guarantor’s Equity Interests in their capacity as such, (b) the purchase, redemption, acquisition, retirement for value, acquisition, cancellation or termination of the Parent Guarantor’s Equity Interests other than deemed repurchases of options or warrants to pay the exercise price and similar costs upon the exercise thereof and repurchases of fractional Equity Interests, (c) any payment or distribution (whether in cash, securities or other property) on account of any return of capital to the Parent Guarantor’s stockholders, partners or members (or the equivalent Person thereof) repurchases of equity incentive awards in accordance with the terms of the related plan and award agreement and repurchases of fractional Equity Interests, (d) any payment (in cash, property or obligations other than any Equity Interests in the Parent Guarantor’s) with respect to principal or interest on or any other payment or distribution on account of or any payment for, the purchase, redemption, retirement or other acquisition of, shareholder loans or (e) any management fee or equivalent and any bonus or premium or other amount payable by or on behalf of the Parent Guarantor’s to any affiliate of the Parent Guarantor that is not otherwise expressly permitted to be made under the Note Documents.
SECTION 2.Guarantee.
(a)Guarantee.
(i)The Parent Guarantor hereby unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Credit Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations now or hereafter existing, whether for principal, interest (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any

Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (including obligations related to the Base Return). This is a guarantee of payment and performance when due and not of collection, and the liability of the Parent Guarantor is primary and not secondary.
(ii)Anything herein or in any other Note Document to the contrary notwithstanding, the maximum liability of the Parent Guarantor hereunder and under the other Note Documents shall in no event exceed the amount which can be guaranteed by the Parent Guarantor under applicable federal and state laws relating to the insolvency of debtors.
(iii)The Parent Guarantor agrees that the Primary Obligations may at any time and from time to time exceed the amount of the liability of the Parent Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.
(iv)The Parent Guarantor agrees that if the maturity of any of the Primary Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to the Parent Guarantor. The guarantee contained in this Section 2 shall remain in full force and effect until Payment in Full.
(v)No payment made by the Company, any other Credit Party with Primary Obligations, the Parent Guarantor, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Company, any other Credit Party with Primary Obligations, the Parent Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Parent Guarantor in respect of any Primary Obligations or any payment received or collected from the Parent Guarantor in respect of any Primary Obligations), remain liable for the Primary Obligations up to the maximum liability of the Parent Guarantor hereunder until Payment in Full.
(b)[Reserved].
(c)Payments. The Parent Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in dollars that constitute immediately available funds at the principal office of the Collateral Agent specified pursuant to the Note.
(d)Guarantee Absolute and Unconditional. The Parent Guarantor waives (to the extent permitted by applicable law) any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2 the Primary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Credit Parties, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Parent Guarantor waives (to the extent permitted by applicable law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, any other Credit Party with Primary Obligations or the Parent Guarantor with respect to the Primary Obligations. The Parent Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Note or any other Note Document, any of the Primary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company, any other Credit Party or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company, any other Credit Party with Primary Obligations or the Parent Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Credit Parties for the Primary Obligations, or of the Parent Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Parent Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Credit Party with Primary Obligations, the Parent Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Credit Party with Primary Obligations, the Parent Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Credit Party with Primary Obligations, the Parent Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
(e)No Subrogation, Contribution or Reimbursement. Notwithstanding any payment made by the Parent Guarantor hereunder or any set-off or application of funds of the Parent Guarantor by the Collateral Agent or any other Secured Party, the Parent Guarantor shall not be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Company or any Credit Party or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Primary Obligations, nor shall the Parent Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Company or any Credit Party in respect of payments made by the Parent Guarantor hereunder, and the Parent Guarantor hereby expressly waives (to the extent permitted by applicable law), releases, and agrees not to exercise all such rights of subrogation, reimbursement, indemnity and contribution, in each case, until Payment in Full. The Parent Guarantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution the Parent Guarantor may have against the Company, any Credit Party or against any collateral or security or guarantee or right of offset held by the Collateral Agent or any other Secured Party shall be junior and subordinate to any rights the Collateral Agent and the other Secured Parties may have against the Company and the Parent Guarantor and to all right, title and interest the Collateral Agent and the other Secured Parties may have in any collateral or security or guarantee or right of offset. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Primary Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine. The Collateral Agent, for the benefit of the Secured Parties, may, to the extent it has the right to do so in accordance with the terms and conditions of the Note and the other Note Documents, use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any disposition or sale, any rights of subrogation any Guarantor may have shall terminate.
SECTION 3.[Reserved].
SECTION 4.Representations and Warranties. (a) The Parent Guarantor represents and warrants to the Lenders and the Warrant Holder as of the date of hereof, as the date of each borrowing of Additional Loans and any other date such representations and warranties are required to be made follows:
(i)The Parent Guarantor (i) is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except in the case of this clause (iii) where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
(ii)The transactions contemplated hereby and by the other Note Documents to which the Parent Guarantor is party are within the Parent Guarantor’s corporate powers, as applicable, and have been duly authorized by all necessary corporate, and, if required, shareholder action, (including any action required to be taken by any class of directors of the Parent Guarantor, whether interested or disinterested, in order to ensure the due authorization of the such transactions). Each Note Document to which the Parent Guarantor is a party has been duly executed and delivered by the Parent Guarantor and constitutes a legal, valid and binding obligation of the Parent Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(iii)Neither the execution and delivery of this Agreement or the other Note Documents by the Parent Guarantor, as applicable, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them, (i) will violate (A) in any material respect, any applicable law or regulation or (B) any Organizational Document of the Parent Guarantor or any order of any Governmental Authority, (ii) will not violate or constitute a default under or result in any material breach of any indenture, agreement or other instrument binding upon the Parent Guarantor or any of its Properties (including the Material Project Documents), or give rise to a right thereunder to require any payment to be made by the Parent Guarantor and (iii) will not result in the creation or imposition of any Lien on any Collateral or any other Property of the Parent Guarantor (other than the Liens created by the Note Documents).
(iv)The Parent Guarantor is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, in each case other than where the failure to do so could reasonably be expected to result in a Material Adverse Effect.
(v)The Parent Guarantor is not in material default nor has any event or circumstance occurred which would constitute a default or would require the Parent Guarantor to redeem or make any offer to redeem under any indenture, note, Note or instrument pursuant to which any Indebtedness is outstanding or by which the Parent Guarantor or any of its Properties is bound (other than with respect to any Cloud Services Agreements, so long as the Parent Guarantor has not been provided with a notice of default thereunder).
(vi)The Parent Guarantor is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
(vii)The Parent Guarantor has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Parent Guarantor, its Subsidiaries, and their respective directors, officers, employees, and agents in their capacity as such with applicable Anti-Corruption Laws, AML Laws and Sanctions. None of the Parent Guarantor, its Subsidiaries, or any of their respective directors, officers or, to the knowledge of the Parent Guarantor, employees or agents of the Parent Guarantor or its Subsidiaries is a Sanctioned Person. None of the Parent Guarantor or any of its Subsidiaries (i) is in material violation of applicable AML Laws or Anti-Corruption Laws, (ii) is in violation of applicable Sanctions, or (iii) has, during the past ten (10) years, engaged in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.
(viii)There are no material actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Guarantor, threatened by, against or affecting the Parent Guarantor or its Properties or revenues (i) which, either individually or in the aggregate, could reasonably be expected to result in liability exceeding (i) $1,000,000 in the case of the Note Parties or (ii) $10,000,000 in the case of the Parent Guarantor, or (b) that involve any Note Document, Material Project Document or the transactions contemplated thereby.
(b)    The Parent Guarantor represents, warrants and covenants as to each matter set forth in Section 3 of the Note (including Part I of Annex G of the Note) as if such representations and warranties were fully set forth herein.
SECTION 5.Further Covenants.
(a)Transfers, Other Liens, Restricted Payments.
(i)The Parent Guarantor will not sell, assign, convey or otherwise transfer or dispose of any Collateral without the prior written consent of the Lender or as required or permitted by the Notes Documents.
(ii)The Parent Guarantor will not create, suffer to exist or grant any Lien upon or with respect to any Collateral, other than:
(A)Liens securing the Secured Obligations;
(B)judgment and attachment Liens with respect to (1) judgments for the payment of money (as reduced by any insurance proceeds covering such settlements or judgments which are received or as to which the insurance carriers do not dispute coverage) in excess of one million Dollars ($1,000,000) in the aggregate shall be rendered against the Parent Guarantor, unless in the case of any such judgments, within a thirty (30)-day period thereof a stay of enforcement of such judgment shall be put in and remain in effect and no action is legally taken by a judgment creditor or judgment creditors to attach or levy upon any assets of the Parent Guarantor to enforce any such judgment or (2) any non-monetary judgment or order shall be rendered against the Parent Guarantor that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
(C)Liens that are subordinate to the Liens securing the Secured Obligations, subject to an agreement providing for intercreditor and subordination terms that are satisfactory to the Lenders (in their sole discretion); or
(D)Excepted Liens.
(iii)[reserved].
(iv)Upon the occurrence and during the continuance of an Event of Default, the Parent Guarantor shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment.

(b)Proceeds in respect of MSAs. To the extent the Parent Guarantor receives proceeds in the form of cash or cash equivalents in respect of any master services agreements (a/k/a master hosting agreements) in respect of the Jamestown Project or the ELN-01 Project and any lease agreement (or equivalent agreement) entered into with any tenant at the ELN-02 Project, the Parent Guarantor shall cause such proceeds (i) to be paid to the Company and (ii) deposited into a deposit account of the Company that is subject to a control agreement in favor of the Collateral Agent in accordance with Section 4(h)(iii) of the Note within two (2) Business Days of receipt of such proceeds by the Parent Guarantor; provided that, until such time as such a control agreement is effective with respect to such deposit account, such proceeds shall be paid to the ELN-02 Project Company and deposited into a deposit account of the ELN-02 Project Company with The Frost National Bank that is listed on Annex D to the Note.
(c)Cooperation with Note Document; Contracting for ELN-02 Project Company. The Parent Guarantor will cooperate with, and instruct the Company to undertake and comply with, the provisions of the Note Documents, including (without limitation), with respect to Section 4(h)(v) of the Note. With respect to contracts entered into on or after the date hereof (or amendments or modifications to existing contracts which would have a similar effect) in respect of ELN-02 Project, the Project Company shall be a counterparty to such contracts.
SECTION 6.Warrants.
(a)Warrant Issuances. The Parent Guarantor agrees to (a) as soon as practicable on June 11, 2024, file the amendment to the Parent Guarantor’s Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to increase the number of shares of Common Stock authorized for issuance thereunder from 166,666,667 to 300,000,000, (b) on or prior to June 17, 2024, issue a warrant to the Warrant Holder in respect of 6,300,449 shares of Common Stock of the Parent Guarantor in a registered offering under the Securities Act, including providing the deliverables set forth in Part III of Annex E to the Note, (c) issue 2,964,917 shares of Common Stock of the Parent Guarantor on the earlier of (1) the date that the Final $40 Million Committed Amount is extended and (2) the date the Final Warrant Issuance Conditions are (x) satisfied or (y) waived by the in accordance with Section 2.1(a)(ii)(B) of the Note and (d) in the event the accordion (as described in the Term Sheet) is funded, substantially concurrently with such funding issue an additional warrant to the Warrant Holders in respect of 5,559,220 shares of Common Stock of the Parent Guarantor, including providing the deliverables set forth in Part III of Annex E of the Note.
(b)Integration. With respect to the Additional Warrant Issuance and the Accordion Warrant Issuance, (i) the Parent Guarantor shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Parent Guarantor shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Warrants in a manner that would require the registration under the Securities Act of the issuance of the Warrants to the Warrant Holder and (ii) if the rules and regulations of any trading market on which the Parent Guarantor’s Common Stock is listed would require stockholder approval prior to the exercise of such Warrants, the Parent Guarantor agrees to obtain such stockholder approval within 90 days of the issuance of such Warrants.
(c)Removal of Legend. With respect to the Additional Warrant Issuance and the Accordion Warrant Issuance, in connection with a sale of Warrants or the underlying

Common Stock by a Warrant Holder in reliance on Rule 144 promulgated under the Securities Act, the applicable Warrant Holder or its broker shall deliver to the Parent Guarantor a broker representation letter reasonably acceptable to the Parent Guarantor and its transfer agent, providing to the Parent Guarantor the information required under Rule 144 to determine that the sale of such Warrants or underlying Common Stock is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Warrant Holder is not an affiliate of the Parent Guarantor (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time that such securities have been held. Upon receipt of such representation letter, the Parent Guarantor shall promptly remove the notation of a restrictive legend in such Warrant Holder’s book-entry account maintained by the Parent Guarantor, and the Parent Guarantor shall bear all costs associated with the removal of such legend in the Parent Guarantor’s books. At such time as the Warrants or underlying Common Stock (as applicable) have been sold pursuant to an effective registration statement under the Securities Act or have been held by any Warrant Holder for more than one year where such Warrant Holder is not, and has not been in the preceding three months, an affiliate of the Parent Guarantor (as defined in Rule 144 promulgated under the Securities Act) or acting in concert with such a Person, if the book-entry account of such Warrant Holder still bears the notation of the restrictive legend, the Parent Guarantor agrees, upon request of the Warrant Holder or its permitted assignee, to take all steps necessary to promptly effect the removal of the restrictive legend, and the Parent Guarantor shall bear all costs associated with the removal of such legend in the Parent Guarantor’s books, regardless of whether the request is made in connection with a sale or otherwise, so long as such Warrant Holder or its permitted assignee provides to the Parent Guarantor the information required under Rule 144 (or other applicable exemptions) to determine that the legend is no longer required under the Securities Act or applicable state Laws, including (if there is no such registration statement) a certification that the holder is not an affiliate of the Parent Guarantor (as defined in Rule 144 promulgated under the Securities Act), a covenant to inform the Parent Guarantor if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such securities have been held. The Parent Guarantor shall cooperate with each Warrant Holder to effect the removal of the restrictive legend at any time such legend is no longer appropriate.
(d)Listing; SEC Compliance. The Parent Guarantor shall use its reasonable best efforts to maintain the listing of all of the Common Stock underlying the Warrants upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of the underlying Common Stock.
SECTION 7.Indemnity, Expenses and Miscellaneous.
(a)The Parent Guarantor agrees to pay or promptly reimburse the Collateral Agent and each other Secured Party for all reasonable and documented out-of-pocket advances, charges, costs and expenses, including, without limitation, any out-of-pocket advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement.
(b)The Parent Guarantor shall indemnify the Collateral Agent, the Lender, and each of the Collateral Agent’s and/or Lender’s affiliates, directors, officers, employees,

agents, partners and advisors (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, the Note Documents, the performance by the parties hereto of their respective obligations under this Agreement, the Note Documents or the consummation of the transactions or any other transactions contemplated by this Agreement, the Note Documents or (b) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Parent Guarantor, the Company or its Subsidiaries against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Note Document, if the Parent Guarantor, the Company or its Subsidiaries has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Parent Guarantor, the Company or any Affiliate therefore and that is brought by such Indemnitee against another Indemnitee. The obligations of the Parent Guarantor under this paragraph shall survive the payment in full of the Note.
SECTION 8.Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Note.
SECTION 9.Section 5(b) Attorney-in-fact; Obligations.
(a)The Parent Guarantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of the Parent Guarantor and in the name of the Parent Guarantor or otherwise, from time to time in the Lenders’ discretion, to take any action and to execute any instrument that the Lender may deem necessary or advisable to take any action for the purpose of causing compliance with (or reasonably related to causing compliance with) the obligations of the Parent Guarantor under Section 5(b). This power and proxy is coupled with an interest and is irrevocable until Payment in Full , but the Collateral Agent agrees that (other than with respect to the exercise of such powers that the Collateral Agent (acting at the direction of the Lender) deems necessary or advisable to accomplish the purposes of Section 5(b), which may be exercised at any time) it shall only exercise such power following the occurrence and during the continuation of a failure to comply with Section 5(b). The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
(b)All rights of the Secured Parties, all obligations of the Parent Guarantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of Note or any other Note Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Note or any other Note Document or (iii) any other circumstance that might otherwise constitute a defense (other than Payment in Full) available to, or a discharge of, the Parent Guarantor in respect of the Secured Obligations, until Payment in Full.
(c)The Parent Guarantor hereby waives (to the extent permitted by applicable law) (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Secured Obligation by the Company or any other Note Party, (iii) notice of any actions taken by any Company or any other Person under any Note Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Secured Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving the Parent Guarantor of any the Parent Guarantor’s obligations hereunder and (v) any requirement that the Lender or any Person protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against the Parent Guarantor or any other Person or any collateral.
SECTION 10.LOI Amendment. The parties hereto agree, on behalf of themselves and their Affiliates, that the “Exclusivity Term” memorialized in that certain “Letter of Intent” dated as of May 10, 2024 (the “LOI”) executed by CIM Group Acquisitions, LLC (“CIM”) and Wes Cummins, in his capacity as chief executive officer is hereby amended so that clause (b) of the definition of the “Exclusivity Period” is hereby amended by deleting the words “30 days after the date of execution of this LOI” and replacing those words with “July 24, 2024”. The parties hereto acknowledge and agree, on behalf of themselves and their Affiliates that the Collateral Agent is an Affiliate of CIM. Except as expressly provided herein, the provisions of the LOI are and shall remain in full force and effect following the effectiveness of this Agreement and are hereby ratified by the parties hereto.
SECTION 11.Miscellaneous.
(a)No amendment or waiver of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by the Parent Guarantor and the Collateral Agent (acting at the direction of the Lender).
(b)No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Note Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Note Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Note Document against such party or against any other Person, including but not limited to, the Parent Guarantor.
(c)This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. The obligations of the Parent Guarantor under this Agreement (including with respect to the guarantee contained in Section 2 and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.
(d)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(e)In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Note Document and shall otherwise be subject to all of terms and conditions contained in Section 8 of the Note, mutatis mutandi.
(f)The Parent Guarantor hereto irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.
(g)Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(h)Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(i)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it.

(j)By acceptance of the benefits of this Agreement and any other Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and (b) to confirm that the Collateral Agent shall have the authority to act as the agent of such Secured Party for the enforcement of any provisions of this Agreement against the Parent Guarantor, the exercise of remedies hereunder or thereunder.
(k)This Agreement is a Note Document executed pursuant to the Note.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parent Guarantor has caused this Agreement to be executed and delivered by its officer (or any equivalent) thereunto duly authorized, as of the date first above written.
PARENT GUARANTOR:
APPLIED DIGITAL CORPORATION

By:    /s/ David Rench
Name:    David Rench
Title:    CFO

[Signature Page to Parent Guarantee]

ACKNOWLEDGED AND AGREED:
CIM APLD LENDER HOLDINGS, LLC,
as Collateral Agent

By:    /s/ David Thompson
Name: David Thompson
Title: Vice President and Chief Financial Officer

[Signature Page to Parent Guarantee]